Exhibit 24.1

POWER OF ATTORNEY
(Form 10-K)

I, Kevin L. Bespolka, a Director of Bimini Capital Management, Inc., a Maryland corporation (the “Company”), hereby constitute and appoint Jeffrey J. Zimmer, Robert E. Cauley and J. Christopher Clifton, or any of them, my true and lawful attorneys or attorneys-in-fact, with full power of substitution and revocation, to sign, in my name and on my behalf as a Director of the Company, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, to be filed with the Securities and Exchange Commission, Washington, DC.

WITNESS my hand this 11th day of March, 2008.

/s/ Kevin L. Bespolka
Kevin L. Bespolka

POWER OF ATTORNEY
(Form 10-K)

I, Robert J. Dwyer, a Director of Bimini Capital Management, Inc., a Maryland corporation (the “Company”), hereby constitute and appoint Jeffrey J. Zimmer, Robert E. Cauley and J. Christopher Clifton, or any of them, my true and lawful attorneys or attorneys-in-fact, with full power of substitution and revocation, to sign, in my name and on my behalf as a Director of the Company, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, to be filed with the Securities and Exchange Commission, Washington, DC.

WITNESS my hand this 11th day of March, 2008.

/s/ Robert J. Dwyer
Robert J. Dwyer

POWER OF ATTORNEY
(Form 10-K)

I, W. Christopher Mortenson, a Director of Bimini Capital Management, Inc., a Maryland corporation (the “Company”), hereby constitute and appoint Jeffrey J. Zimmer, Robert E. Cauley and J. Christopher Clifton, or any of them, my true and lawful attorneys or attorneys-in-fact, with full power of substitution and revocation, to sign, in my name and on my behalf as a Director of the Company, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, to be filed with the Securities and Exchange Commission, Washington, DC.

WITNESS my hand this 11th day of March, 2008.

/s/ W. Christopher Mortenson
W. Christopher Mortenson